UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2014

SQUARE 1 FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36372	20-1872698
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

406 Blackwell Street, Suite 240, Durham, North Carolina	27701
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (866) 355-0468
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On April 30, 2014, Square 1 Financial, Inc. (“Square 1”) issued a press release announcing its financial results for the three months ended March 31, 2014. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 8.01	Other Events

Our investors and others should note that we currently announce material information to our investors using SEC filings, press releases, the Investor Relations section of our website at http://ir.square1financial.com, public conference calls and webcasts. We use these channels as well as social media channels to announce information about the company, notable business developments, key personnel and other matters. Consistent with SEC guidance regarding the use of social media channels to announce material and other information to investors, we are notifying investors, the media, and others interested in Square 1 that in the future, we may choose to communicate material information via social media channels and it is possible that the information we post on social media channels could be deemed to be material information. Accordingly, we encourage investors, the media, and others interested in Square 1 to review the information we post on the U.S. social media channels listed below.
Square 1 Financial Facebook Page (https://www.facebook.com/Square1Bank)
Square 1 Financial Twitter Feed (https://twitter.com/Square1Bank)

Any updates to the list of social media channels we will use to communicate material information will be posted on the Investor Relations page of our website at http://ir.square1financial.com.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibit is filed with this report on Form 8-K:

Exhibit Number	Description

99.1	Press release issued by Square 1 Financial, Inc. dated April 30, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Square 1 Financial, Inc.

Date:	April 30, 2014	By:	/s/ Douglas H. Bowers
Douglas H. Bowers President and Chief Executive Officer